Exhibit 32

Certifications Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002,
 18 U.S.C. Section 1350

Certification of Chief Executive Officer and Chief Financial Officer Pursuant to 18 U.S.C. Section 1350

The undersigned, Jin Shi and Xuesong Song, in their capacities as Chief Executive Officer and Chief Financial Officer, respectively, of China Growth Equity Investment Ltd. (the “Registrant”) do each hereby certify with respect to the Annual Report on Form 10-K/A of the Registrant for the period ended December 31, 2012, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), that, to the best of his knowledge:

(1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)
The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Registrant as of, and for, the periods presented in this Report.

Date: January 22, 2013	/s/ Jin Shi

Jin Shi
Director and Chief Executive Officer

Date: January 22, 2013	/s/ Xuesong Song

Xuesong Song
Chairman and Chief Financial Officer

This certification is furnished as an exhibit to the Report and accompanies the Report pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 and shall not be deemed filed by the Company for purposes of Section 18 of the Securities Exchange Act of 1934, as amended.